EXHIBIT 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made and entered into as of August 13, 2004, is by and between MagStar Technologies, Inc. f/k/a Reuter Manufacturing, Inc., a Minnesota corporation (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Lender”).

RECITALS

1.                                       The Lender and the Borrower entered into a Amended and Restated Credit Agreement dated as of October 10, 2000, as amended by that First Amendment to Amended and Restated Credit Agreement dated as of November 30, 2001, as amended by that Second Amendment to Amended and Restated Credit Agreement dated as of August 7, 2003, as amended by that Third Amendment to Amended and Restated Credit Agreement dated as of September 30, 2003 and as further amended by that Fourth Amendment to Amended and Restated Credit Agreement dated as of January 6, 2004 (as amended the “Credit Agreement”); and

2.                                       The Borrower desires to amend certain provisions of the Credit Agreement, and the Lender has agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments.  The Credit Agreement is hereby amended as follows:

2.1                               Definitions.  The definition of “Reference Rate in Section 1.1 of the Credit Agreement is deleted in its entirety.

Section 1.1 of the Credit Agreement is further amended to add the definitions of “EBITDA”, “Interest Expense”, “Prime Rate” and “Slow Moving Inventory” in correct alphabetical order as follows:

“EBITDA”:  For any period of determination, without duplication, the net income of the Borrower plus cash Interest Expense, income taxes, depreciation, amortization, capital contributions, non-cash Interest Expense, deferred equipment lease expense and deferred rent expense, minus gain on sale leaseback of equipment, minus gain on sale leaseback of building, all as determined in accordance with GAAP

“Interest Expense”:  For any period of determination, the aggregate amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any indebtedness of the Borrower, including (a) all but the principal component of payments in respect of conditional sale contracts, capitalized leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers’ acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

“Prime Rate” The rate of interest from time to time publicly announced by the Lender as its “prime rate.”  The Lender may lend to its customers at rates that are at, above or below the Prime Rate.  For purposes of determining any interest rate hereunder or under any Note which is based on the Prime Rate, such interest rate shall change as and when the Prime Rate shall change.

“Slow Moving Inventory” any obsolete Inventory, Inventory on the Borrower’s records or held by the Borrower for more than one year, and any other Inventory deemed slow moving by the Lender, excluding up to $5,000 for raw materials such as bar stock, metal rods, extrusions, plates, sheeting, or billets which is mutually agreed by Borrower and Lender.

2.2                               The Commitments.  Section 2.1 of the Credit Agreement is amended to read in its entirety as follows:

Section 2.1  The Commitments.  On the terms and subject to the conditions hereof, the Lender agrees to make the following lending facility available to the Borrower:

2.1 (a) Revolving Credit.  A revolving loan (the “Revolving Loan”) to the Borrower available as advances (“Advances”) at any time and from time to time from the Closing Date to June 30, 2005 (the “Revolving Maturity Date”), during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of  revolving Advances shall not at any time exceed One Million Two Hundred Thousand Dollars ($1,200,000) (the “Revolving Commitment Amount”); and provided, further, that no revolving Advance will be made if, after giving effect thereto, the unpaid principal amount of the Advances would exceed the Borrowing Base.

2.3                               Interest Rates, Interest Payments and Default Interest.  Section 2.4 of the Credit Agreement is amended to read in its entirety as follows:

Section 2.4 Interest Rates, Interest Payments and Default Interest.  Interest shall accrue and be payable on the unpaid balance of the Advances at a floating rate per annum equal to the sum of the Prime Rate plus 2.5% (the latter being the “Applicable Revolving Margin”); provided, however, that upon the happening of any Event of Default, then, at the option of the Lender, the Advances shall thereafter bear interest at a floating rate equal to the sum of (a) the Prime Rate, plus (b) the Applicable Revolving Margin, plus (c) 4%.  Interest shall be payable monthly in arrears on the first day of each month and upon final payment of the Advances.

2.4                               Borrowing Base and Mandatory Payment.  Section 2.5 of the Credit Agreement is amended to read in its entirety as follows:

Section 2.5 Borrowing Base and Mandatory Prepayment.  The Borrowing Base shall be equal to the sum of (1) the lesser of (x) 40% of the lower of cost or market value of raw material Eligible Inventory; provided, however that Slow Moving Inventory shall not comprise more than $100,000 of Eligible Inventory on August 30, 2004 (the “Slow Moving Inventory Tolerance Level”), the Slow Moving Inventory Tolerance Level shall be reduced by $5,000 on the last day of each month commencing on September 30, 2004 and continuing on the last day of each month until the Slow Moving Inventory Tolerance Level reaches $50,000 and all amounts of Slow Moving Inventory that exceed the Slow Moving Inventory Tolerance Level shall be excluded from the Borrowing Base; plus 30% of the lower of cost (determined on a first in, first out basis) or market value of finished good Eligible inventory or (y) $500,000, plus (2) 80% of the face value of Eligible Accounts.  The Borrower shall deliver borrowing base certificates in substantially the form attached hereto (a “Borrowing Base Certificate”) to the Lender contemporaneously with each Advance request and in any event not less than weekly.  Each such certificate shall state the amount of Eligible Accounts and the Borrowing Base as of the end of the previous day and shall state the amount of Eligible Inventory and Slow Moving Inventory as of the end of the most recent of the 15th day of that month or as of the last day of the previous month.  Any limitations on advances or required prepayments relating to the Borrowing Base shall be based on the latest borrowing base certificate the Borrower shall have delivered to the Lender.  If the principal balance of the Advances at any time exceeds the Borrowing Base, the Borrower shall immediately prepay the Advances by the amount of that excess.

2.5                               Minimum EBITDA.  Section 6.10 of the Credit Agreement is amended to read in its entirety as follows:

Section 6.10 Minimum EBITDA.  The Borrower shall not permit its cumulative year-to-date EBITDA after July 1, 2004 to be less than (i) $40,000 as of September 30, 2004, (ii) $100,000 as of December 31, 2004, (iii) $160,000 as of March 31, 2005 and (iv) $220,000 as of June 30, 2005, provided, however, that in the event the Borrower’s EBITDA is less than the amounts set forth in this Section 6.10, the Borrower shall have thirty days after the end of the applicable fiscal quarter to obtain capital injections to raise its EBITDA to the levels set forth in this Section 6.10.

2.6                               Borrowing Base Certificate.  The Borrowing Base Certificate attached to the Credit Agreement is hereby amended to read as set forth on Exhibit B attached to this Amendment.

2.7                               Compliance Certificate.  The Compliance Certificate attached to the Credit Agreement as Exhibit 5.1(c) is hereby amended to read as set forth on Exhibit 5.1(c) attached to this Amendment.

Section 3. Effectiveness of Amendments.  The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1                               This Amendment duly executed by the Borrower.

An Amended and Restated Note in the form of Exhibit A hereto.

Subordination Agreements from Richard McNamara, Activar, Inc. and Activar Properties, Inc. in form and substance satisfactory to the Lender.

A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated October 10, 2000, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment  (collectively, the “Amendment Documents”), and certifying as to specimens of such officer’s signature and such  officer’s incumbency in such offices as such officer holds.

The Borrower shall have satisfied such other conditions as specified by the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

Section 4.  Representations, Warranties, Authority, No Adverse Claim.

4.1                                 Reassertion of Representations and Warranties, No Default.  The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lender.

4.2                                 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lender.  The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lender.

4.3                                 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lender with respect to the Obligations.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest.  The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect.  All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.   The Borrower confirms to the Lender that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lender under the Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect.  This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability.  Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors.  The Amendment Documents shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the successors and assigns of the Lender.

Section 9. Legal Expenses.  As provided in Section 8.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney’ fees and legal expenses of Dorsey & Whitney LLP, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings.  The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts.  The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law.  THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:
MAGSTAR TECHNOLOGIES, INC. F/K/A REUTER MANUFACTURING, INC.

	By:	/s/ James L. Reissner
	Title:	President, Chief Executive Officer And Director

LENDER:
U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ John Phillipi
	Title:	Vice President

EXHIBIT A

AMENDED AND RESTATED NOTE

$1,200,000	August 13, 2004
Minneapolis, Minnesota

FOR VALUE RECEIVED, MAGSTAR TECHNOLOGIES, INC. F/K/A REUTER MANUFACTURING, INC., a  corporation organized under the laws of the State of Minnesota (the “Borrower”), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Lender”) at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds the principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS AND NO CENTS ($1,200,000), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding.

The principal hereof and interest hereon is payable on the Advances (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) at the rates and times set forth in the Credit Agreement.  The Advances are payable in full on the Revolving Maturity Date.

This note is the Amended and Restated Note referred to in the Amended and Restated Credit Agreement dated as of October 10, 2000 (as the same may be hereafter from time to time amended, restated or modified, the “Credit Agreement”) between the Borrower and the Lender.  This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.  This note is issued in substitution and replacement but not in payment of indebtedness owed to the Lender by the Borrower under that Promissory Note dated as of August 7, 2003 in the original principal amount of $1,750,000 from the Borrower to the Lender.

In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees.  The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

MAGSTAR TECHNOLOGIES, INC. F/K/A REUTER MANUFACTURING, INC.

By	EXHIBIT
Title	EXHIBIT

B-1

EXHIBIT B

BORROWING BASE CERTIFICATE
Magstar Technologies Inc.

Borrowing Base Certificate for the period ended                               , 20

This Borrowing Base Certificate is delivered in accordance with the Credit Agreement dated as of October 10, 2000 between U.S. Bank National Association (the “Lender”) and Magstar Technologies Inc. (“the Borrower”).  Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings set forth for such terms therein.  All amounts are as of the date shown above except as otherwise stated herein.

I certify that the following amounts were correctly determined according to the Credit Agreement:

Total Receivables		$	(A)

Receivables 90+ days	$

Other Ineligible	$

Total Ineligible		$	(B)

Eligible Receivables (A) - (B)		$	(C)

Eligible Receivables Borrowing Base (80% of (C))		$	(D)

Total Raw Material Inventory		$	(E)

Ineligible Raw Material Inventory		$	(F)

Eligible Raw Material Inventory (E) - (F)		$	(G)

Raw Material Inventory Subtotal Borrowing Base 40% of (G)		$	(H)

Slow Moving Inventory	$	(I)

Slow Moving Inventory Tolerance Level	$	(J)

Deduction for Slow Moving Inventory (I) - (J)	$	(K)

Raw Material Inventory Borrowing Base (H)-(K)	$	(L)

Total Finished Goods Inventory	$	(M)

Ineligible Finished Goods Inventory	$	(N)

Eligible Finished Goods Inventory (M) - (N)	$	(O)

Finished Goods Inventory Borrowing Base 30% of (O)	$	(P)

Total Borrowing Base (D) + (L) + (P)	$	(Q)

Outstanding Advances	$	(R)

Availability (Q) - (R)	$	(S)

I hereby certify that all payroll and unemployment taxes are current as of this date.

For the purpose of inducing the Lender to extend credit to the Borrower pursuant to the Credit Agreement, the Borrower hereby certifies that the foregoing information is true and correct in all respects.  The Borrower further certifies that all amounts outstanding under the Note were properly authorized for the benefit of the Borrower and constitute obligations of the Borrower in accordance with the terms of the Credit Agreement.  The Borrower further certifies that no circumstances or conditions exist at the date of the Borrowing Base Certificate which constitute an Event of Default.

MAGSTAR TECHNOLOGIES INC.

By
Title

EXHIBIT 5.1(c) TO

CREDIT AGREEMENT

[FORM OF COMPLIANCE CERTIFICATE]

To:          U.S. Bank National Association

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1)  I am the duly elected chief financial officer of REUTER MANUFACTURING, INC. (the “Borrower”);

(2)  I have reviewed the terms of the Amended and Restated Credit Agreement dated as of October 10, 2000, as amended between MAGSTAR TECHNOLOGIES, INC. F/K/A REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota, (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION  (the “Lender”) (the “Credit Agreement”) and I have made, or have caused to be made under my supervision, a detailed review of the transaction and conditions of the Borrower during the accounting period covered by the Attachment hereto; and

(3)  The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate).  The following exceptions set forth, in detail, the nature of the condition or event, the period during which has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event.

The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this            day of                    ,           , pursuant to Section 5.1 (c) of the Credit Agreement.

MAGSTAR TECHNOLOGIES, INC. F/K/A
REUTER MANUFACTURING, INC.

By:
Name:

2

ATTACHMENT TO COMPLIANCE CERTIFICATE

AS OF            ,

WHICH PERTAINS TO THE PERIOD

FROM       ,             TO           ,

FOR THE FISCAL YEAR ENDING           ,

In Compliance

Minimum EBITDA (Minimum of $40,000 at September 30, 2004; (ii) $100,000 at December 31, 2004, (iii) $160,000 at March 31, 2005 and (iv) $220,000 at June 30, 2005) (Section 6.10)
	Actual$	Yes	No

3